                                                                    Exhibit 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporated by reference in this registration statement of our report dated March 19, 1999 relating to the financial statements of the KippGroup included in WebMD Corporation's Current Report on Form 8-K and in Medical Manager Corporation's (formerly known as Synetic, Inc.) current report on Form 8-K and to all references to our Firm included in this registration statement.

                                                         /s/ ARTHUR ANDERSEN LLP

Orange County, California
November 6, 2000